Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GIGWORLD INC.", CHANGING ITS NAME FROM "GIGWORLD INC." TO "HAPI METAVERSE INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF MARCH, A.D. 2023, AT 1:58 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5120182 8100
SR# 20230896369

Authentication: 202860252
Date: 03-07-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:58 PM 03/07/2023
FILED 01:58 PM 03/07/2023
SR 20230896369 - File Number 5120182

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
GIGWORLD INC.

The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the corporation is: GigWorld Inc.

SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

FIRST: The name of the corporation is: Hapi Metaverse Inc.

THIRD: The amendment effected herein was authorized in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I hereunto sign my name this 7th day of March, 2023.

Name: Alan W. L. Lui
Title: Chief Financial Officer